Exhibit 99.3

Century Aluminum Company Announces Amendment of Exchange Offer and Consent Solicitation Related to its 7.5% Senior Notes due 2014

Monterey, CA, November 13, 2009 — Century Aluminum Company (the “Company”) (NASDAQ: CENX) today announced certain amendments to the exchange offer and consent solicitation relating to its 7.5% Senior Notes due 2014, CUSIP No. 156431AH1 (the “2014 Notes”), made pursuant to its Offering Circular and Consent Solicitation Statement dated October 28, 2009, as amended by the First Supplement thereto dated November 12, 2009 (the “First Supplement”) and the Second Supplement thereto dated November 13, 2009 (the “Second Supplement”).

As previously announced, the Company has commenced an offer to exchange $250 million in aggregate principal amount outstanding 2014 Notes properly tendered (and not validly withdrawn) for up to $250 million of its 8% Senior Secured Notes due 2014 (the “Exchange Notes”) to be issued at the closing of the exchange offer.  In conjunction with the exchange offer, the Company also has commenced a solicitation of consents for amendments to the indenture governing the 2014 Notes to eliminate most restrictive covenants and modify certain events of default.

Pursuant to the First Supplement, the Company previously extended the Consent Payment Deadline by which holders of the Existing Notes must tender Existing Notes to receive the Consent Payment in the consent solicitation from 11:59 p.m., New York City time, on November 10, 2009 to 11:59 p.m., New York City time, on November 18, 2009, unless further extended, and the Expiration Time of the exchange offer and consent solicitation from 11:59 p.m., New York City time, on November 25, 2009 to 11:59 p.m., New York City time, on December 3, 2009, unless further extended.

Pursuant to the Second Supplement, the Company is amending the terms of the exchange offer and consent solicitation to provide that, in addition to the previously announced consent payment of $50 in aggregate principal amount of Exchange Notes for each $1,000 aggregate principal amount of 2014 Notes with respect to which consents are validly delivered (and not validly revoked) prior to the Consent Payment Deadline, the Company will pay an additional $20 ($10 in cash and $10 in aggregate principal amount of Exchange Notes) for each $1,000 aggregate principal amount of 2014 Notes with respect to which consents are validly delivered (and not validly revoked) prior to the Consent Payment Deadline.

The Company has been advised by its financial advisor that a group of holders purporting to represent a majority of the outstanding aggregate principal amount of 2014 Notes has orally expressed non-binding indications of interest in participating in the exchange offer and consent solicitation, as amended; because these indications of interest are unwritten and non-binding, neither the Company nor the Company's financial advisor can assure you that these holders will participate in the exchange offer and consent solicitation.

This press release does not constitute an offer to exchange or a solicitation of consents relating to the 2014 Notes or any other securities of the Company. The exchange offer and consent solicitation is being made pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) contained in Section 3(a)(9) of the Securities Act. The Company has not filed and will not file a registration statement under the Securities Act or any other federal or state securities laws with respect to the offer of Exchange Notes in the exchange offer and consent solicitation related to the 2014 Notes described above.

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Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Monterey, California.

Cautionary Statement
This press release may contain “forward-looking statements” within the meaning of U.S. federal securities laws. The company has based its forward-looking statements on current expectations and projections about the future; however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the company's actual results to differ materially from those expressed in its forward-looking statements. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. The company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

Certified Advisors for the First North market of the OMX Nordic Exchange Iceland hf. for Global Depositary Receipts in Iceland:
Atli B. Gudmundsson, Senior Manager - Corporate Finance, NBI hf.
Steingrimur Helgason, Director - Corporate Finance, NBI hf.

Contacts:
Media
Mike Dildine
831-642-9364

Investors
Shelly Lair
831-642-9357